Exhibit 10.32

AMENDED AND RESTATED

AGENCY AGREEMENT

This AMENDED AND RESTATED AGENCY AGREEMENT (“Agreement”) is effective as of April 1, 2005 (the “Effective Date”), by and between SPANSION LLC, a Delaware limited liability company (“Spansion”), and ADVANCED MICRO DEVICES, INC., a Delaware corporation (“AMD”). Spansion and AMD are hereinafter also referred to as the “Parties” and individually as a “Party.” Capitalized but undefined terms shall have the meaning set forth in the Distribution Agreement (as defined below).

WHEREAS, in connection with the formation of Spansion LLC, AMD and Spansion entered into that certain AMD Distribution Agreement, dated as of June 30, 2003 (the “Distribution Agreement”), as amended, whereby Spansion appointed AMD as one of Spansion’s sole initial distributors of Products;

WHEREAS, as part of the restructuring of the relationship between AMD and Spansion, Spansion agreed to hire the AMD sales force that had been selling the Products to AMD customers and assume AMD’s obligations under the Distribution Agreement and effective as of the Effective Date of this Agreement, those former AMD employees became employees of Spansion;

WHEREAS, the Parties contemplate terminating the Distribution Agreement, but during a transition period beginning on the Effective Date AMD will still have responsibilities to its customers to supply Products and will still have the contractual relationship with such Product customers; and

WHEREAS, the Parties will separately amend the Distribution Agreement, in conjunction with other required amendments to Spansion’s distribution agreement with Fujitsu Limited of even date with the Distribution Agreement (the “Fujitsu Agreement”), to address the wind-down of the Distribution Agreement and the eventual termination of AMD’s role as a distributor of the Products;

NOW THEREFORE, the Parties agree as follows:

1. Transition Assistance. AMD hereby authorizes Spansion, and Spansion hereby agrees, to assume and fulfill AMD’s obligations under the Distribution Agreement and to carry out AMD’s sales, marketing and customer support activities regarding the Products on AMD’s behalf and in AMD’s name with existing and new AMD Product customers. Spansion is hereby authorized to communicate with existing and potential Customers regarding the Products, and to accept and fulfill Product purchase orders on AMD’s behalf from existing Product customers, each on AMD’s behalf and in AMD’s name; provided that the purchase order terms are consistent with existing AMD policies and procedures. Spansion shall retain title to all Products prior to sale and upon return from a customer, and shall assume all inventory risk and any risk of loss associated with the collection, shipping, delivery or return of Products. As between the parties, Spansion shall establish all prices for the Product and shall assume all credit risk for any and all amounts billed to Customers for Product. AMD shall have no right to set prices, to take title to inventory, or to receive payment from AMD Customers for such sales without paying Spansion all amounts received without deduction as commission or other remuneration to AMD. Further, AMD relinquishes any right to control Product Specifications that it may have had. Spansion is not authorized to transact any other business in the name of AMD or to assume or create any obligation or responsibility binding upon AMD in any matter whatsoever except as expressly authorized under this Agreement unless Spansion has received prior specific written consent from AMD. Spansion agrees to use commercially reasonable efforts to perform such sales, marketing and support activities in a manner substantially consistent with the manner in which such activities were performed by AMD prior to the Effective Date and to assume the risks and liabilities set forth above. This Agreement does not establish or constitute Spansion as AMD’s representative or agent for any purpose other than the marketing, sales and customer support of Products in furtherance of AMD’s rights and responsibilities under the Distribution Agreement. Except as expressly set forth above, the relationship of the parties under this Agreement shall be, and shall at all times remain, one of independent contractors and not that of employer and employee, franchisor and franchisee or joint venturers.

2. New Customers. Until such time as the Distribution Agreement is terminated or is amended to permit Spansion to sell Products directly, as the case may be, any new Product customers may be engaged directly by Spansion on AMD’s behalf with AMD’s prior consent. AMD agrees to consent to all such engagements by Spansion except that any new Product sales agreements with new Product customers must be approved by AMD on a case by case basis and executed by a duly-authorized representative of AMD. AMD agrees to assign any such agreements to Spansion that are freely assignable by AMD and to request the consent of the customer to assign such agreements to Spansion where consent by the customer for assignment is required, upon amendment or termination of the Distribution Agreement, as the case may be.

3. Communication. The Parties shall meet regularly during the transition phase, but not less than once per calendar month, to coordinate sales, marketing and support activities. Each Party shall designate a senior primary contact person to manage this relationship and to resolve any disputes that may arise. Either Party can change its primary contact person at any time upon written notice to the other Party.

4. Consideration. The Parties agree that this Agreement is transitional in nature and is intended to accommodate the eventual termination of the Distribution Agreement. The Parties shall each bear their own costs and expenses incurred in connection with the matters set forth in this Agreement except as may otherwise be expressly set forth in other agreements between the Parties. In addition, in consideration of Spansion’s agency services under this Agreement, AMD agrees to waive any payment of any commissions that may be set forth in the Distribution Agreement.

5. Confidentiality. The confidentiality provisions set forth in the Distribution Agreement shall govern the exchange of information under this Agreement.

6. Term; Termination. This Agreement shall be effective as of the Effective Date and continue in effect until the transition of AMD Product customers and distribution responsibilities has been completed in accordance with a transition plan to be adopted by the Parties as part of amending or terminating the Distribution Agreement. The Parties may choose to terminate this Agreement earlier by mutual written agreement. Sections 5, 6, 7, 8 and 9 shall survive any termination or expiration of this Agreement.

7. Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY LOST PROFITS, OR FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY THEREOF. Each party acknowledges that the foregoing limitations are an essential element of the Agreement between the Parties and that in the absence of such limitations the terms set forth in this Agreement would be substantially different.

8. Disclaimer of Warranty. The Parties acknowledge and agree that all services provided under this Agreement are provided “AS IS,” without any warranty of any kind.

9.	Miscellaneous.

A. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of laws principles.

B. Assignment. Except to the extent provided by the foregoing, neither this Agreement nor any of the rights, interests or obligations of either party shall be assigned or delegated without the prior written consent of the other party. Notwithstanding the foregoing, either party may assign this Agreement to a successor in interest upon a change of control, merger, reorganization, or sale of all or substantially all of the assets of the assigning party. Any unauthorized assignment or delegation shall be null and void ab initio. All of the terms and conditions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto.

C. Force Majeure. Neither Party shall be liable for a failure or delay in its performance under this Agreement where such failure or delay is the result of fire, flood, earthquake or other natural disaster, act of God, riot, labor dispute, war, embargo, armed hostilities or acts of terrorism, any declaration of war by Congress or any other national or international emergency, the intervention of any governmental authority, or any other cause beyond such Party’s reasonable control.

D. Interpretation. The parties have negotiated this Agreement with opportunity to consult their respective attorneys. Accordingly, the language of this Agreement shall not be construed for or against any party. This Agreement shall not be modified, supplemented, qualified, or interpreted by any trade usage or prior course of dealings between the parties not expressly made a part of this Agreement. Any capitalized term not defined herein shall have the same meaning as defined in the Distribution Agreement.

E. Severability. If any provision of this Agreement or the application thereof is found invalid or unenforceable by a court, governmental agency or administrative body of competent jurisdiction in a particular territory, then that provision shall be amended for purposes of that territory only as required to be valid and enforceable to the fullest extent possible in that territory while still achieving as nearly as possible the same economic, legal and contractual effect as the original provision in that territory and the remainder of this Agreement shall remain in full force and effect.

F. Waiver. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial waiver thereof include any other or further exercise thereof or the exercise of any other right, power or privilege.

G. Amendments. Any amendment to this Agreement must be in writing signed by duly authorized representatives of each of the Parties hereto and stating the intent of the Parties to amend this Agreement.

H. Entire Agreement. This Agreement, together with the Distribution Agreement, constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes any prior agreements, or understandings of the parties hereto in either written or oral form.

I. Counterparts. This Agreement may be executed by exchange of facsimile signature pages and/or in any number of counterparts, each of which shall be an original, but all of which shall, together, constitute a single instrument. The Parties hereto shall not be required to execute the same counterpart(s) of this Agreement in order for this Agreement to become effective.

This Agreement is executed as of the latest date signed hereunder.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed, effective as of the Effective Date.

SPANSION LLC
By:	/S/ JIM E. DORAN
Jim E. Doran
Executive Vice President Worldwide Technology Development and Manufacturing
Date:	12/7/05
ADVANCED MICRO DEVICES, INC.
By:	/S/ MIKE WOOLLEMS
Mike Woollems
Vice President, Tax
Date:	12/7/05

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